SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Clifton Savings Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A

	(2)	Aggregate number of securities to which transaction applies: N/A

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

	(4)	Proposed maximum aggregate value of transaction: N/A

	(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A

	(2)	Form, Schedule or Registration Statement No.: N/A

	(3)	Filing Party: N/A

	(4)	Date Filed: N/A

CLIFTON SAVINGS BANCORP, INC.

1433 Van Houten Avenue

Clifton, New Jersey 07015

(973) 473-2200

June 29, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Clifton Savings Bancorp, Inc. We will hold the meeting at the Valley Regency located at 1129 Valley Road, Clifton, New Jersey, on August 9, 2012 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of ParenteBeard LLC, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote via Internet, telephone or mail. If you attend the meeting, you may vote in person even if you have previously voted via the Internet or telephone or have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ John A. Celentano, Jr. John A. Celentano, Jr.
Chairman of the Board and Chief Executive Officer

CLIFTON SAVINGS BANCORP, INC.

1433 Van Houten Avenue

Clifton, New Jersey 07015

(973) 473-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. on Thursday, August 9, 2012

PLACE	The Valley Regency, 1129 Valley Road, Clifton, New Jersey

ITEMS OF BUSINESS	(1) The election of two directors to serve for a term of three years;

(2) The ratification of the appointment of ParenteBeard LLC as independent registered public accounting firm for the Company for the fiscal year ending March 31, 2013;

(3) The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

(4) Such other business that may properly come before the meeting or any postponements or adjournments of the meeting. Note: The Board of Directors is not aware of any other business to come before the meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on June 22, 2012.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares via Internet, or telephone or by completing and returning a proxy card or voting instruction card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Walter Celuch Walter Celuch
President and Corporate Secretary

Clifton, New Jersey
June 29, 2012

NOTE: Whether or not you plan to attend the annual meeting, please vote via the Internet, by telephone or by completing and mailing a proxy card promptly.

CLIFTON SAVINGS BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Clifton Savings Bancorp, Inc. (“Clifton Savings Bancorp” or the “Company”) for the 2012 annual meeting of stockholders and for any adjournment or postponement of the meeting. Clifton Savings Bancorp is the holding company for Clifton Savings Bank (“Clifton Savings” or the “Bank”).

We are holding the 2012 annual meeting at the Valley Regency located at 1129 Valley Road, Clifton, New Jersey, on August 9, 2012 at 9:00 a.m., local time.

This proxy statement and the proxy card are first being made available to stockholders of record beginning on or about June 29, 2012.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Clifton Savings Bancorp common stock that you owned as of June 22, 2012. As of the close of business on June 22, 2012, a total of 26,138,815 shares of Clifton Savings Bancorp common stock were outstanding, including 16,791,758 shares of common stock held by Clifton MHC, the mutual holding company for Clifton Savings Bancorp. Each share of common stock has one vote.

Ownership of Shares; Attending the Meeting

You may own shares of Clifton Savings Bancorp in one or more of the following ways:

•	Directly in your name as the stockholder of record; or

•	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Clifton Savings Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other holder of record of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will elect two directors to serve for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on the ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of ParenteBeard LLC as our independent registered public accounting firm for fiscal 2012, the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required. In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions will have the same effect as a vote against the proposal.

In voting on the advisory resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the vote on this matter. The results of the vote on the compensation of the named executive officers are not binding on the Board of Directors.

How We Count Votes. If you return valid signed and dated proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.

Because Clifton MHC owns in excess of 50% of the outstanding shares of Clifton Savings Bancorp common stock, the votes it casts will ensure the presence of a quorum and control the outcome of the vote on all proposals.

Effect of Not Casting Your Vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors or with respect to the advisory vote to approve the compensation of our named executive officers. Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or for the advisory vote regarding the compensation of our named executive officers, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

Voting by Proxy

The Board of Directors of Clifton Savings Bancorp is sending you this proxy statement for the purpose of requesting that you allow your shares of Clifton Savings Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Clifton Savings Bancorp common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting are set forth on the Company’s proxy card. The deadline for voting via the Internet or by telephone is 3:00 a.m., Eastern time, on Thursday, August 9, 2012.

The Board of Directors recommends a vote:

•	“FOR” each of the two nominees for director;

•	“FOR” the ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm; and

•	“FOR” the approval of the compensation of the Company’s named executive officers.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Clifton Savings Bancorp common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the Bank’s ESOP or 401(k) Savings Plan

If you participate in the Clifton Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Clifton Savings Bank 401(k) Savings Plan (the “401(k) Plan”), you will receive a vote authorization form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the Clifton Savings Bancorp, Inc. Stock Fund credited to his or her account. The trustee, subject to its fiduciary duties, will vote all shares for which no directions are given or for which instructions were not received in the same proportion as shares for which the trustee received timely voting instructions. The deadline for returning your vote authorization form to each plan’s trustee is August 2, 2012.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Company’s Board of Directors consists of seven directors, all of whom are independent under the listing requirements of the Nasdaq Global Market, except for Mr. Celentano, who serves as Chairman of the Board and Chief Executive Officer of Clifton Savings Bancorp and Chairman of the Board of Clifton Savings, and Mr. Smith, who is a first cousin of Mr. Celentano and whose paving construction company occasionally provides services for the Company. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Sisco, Peto and Pivirotto.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Company’s Board of Directors endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as designating an independent lead director or having a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight. As a result, the Board has not designated an independent lead director. The Board of the Company is currently comprised of seven directors, five of whom are independent directors under the listing standards of the Nasdaq Global Market. The Chairman of the Board has no greater nor lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction. All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman and Chief Executive Officer would not serve to materially enhance or diminish the fiduciary duties of any director of the Company.

To further strengthen the regular oversight of the full Board, various committees of the Company’s Board are comprised of independent directors. The Compensation Committee of the Board consists solely of independent directors. As detailed in its report and the Compensation Discussion and Analysis appearing elsewhere in this proxy statement, the Compensation Committee reviews and evaluates the performance of all executive officers of the Company, including the Chief Executive Officer, and reports to the Board. In addition, the Audit Committee, which is comprised solely of independent directors, oversees the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions. In the opinion of the Board of Directors, an independent Chairman does not add any material value to this already effective process.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, budgetary risk caused by costs of governmental mandates for new compliance policies and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.

Committees of the Board of Directors

The following table identifies the members of the Audit/Compliance Committee, the Nominating/Corporate Governance Committee and the Compensation Committee as of June 22, 2012. All members of each committee are independent in accordance with the listing standards of the Nasdaq Global Market. Each of the committees operates under a written charter that is approved by the Board of Directors. Each committee reviews and reassesses the adequacy of its charter annually. The charters of all three committees are available in the Investor Relations section of the Company’s website (www.cliftonsavings.com).

Director	Audit/ Compliance Committee		Nominating/ Corporate Governance Committee		Compensation Committee
John A. Celentano, Jr.

Thomas A. Miller	X		X		X	*

John H. Peto	X		X		X

Charles J. Pivirotto	X	*			X

Cynthia Sisco	X		X		X

Joseph C. Smith

John Stokes	X		X	*	X

Number of Meetings in 2012	16		4		8

*	Chairman

Audit/Compliance Committee. The Board of Directors has a separately-designated standing Audit/Compliance Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit/Compliance Committee meets periodically with the independent registered public accounting firm, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Charles J. Pivirotto, CPA, is an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit/Compliance Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit/Compliance Committee.”

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives. See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee and management in determining and/or recommending the amount or form of executive compensation. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Compensation Committee Report.”

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee takes a leadership role in shaping governance policies and practices including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Clifton Savings

Bancorp and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It leads the Board in its annual review of the Board’s performance and recommends director candidates for each committee for appointment by the Board. The procedures of the Nominating/Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are set forth below.

Nominating and Corporate Governance Committee Procedures

Minimum Qualifications. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees for election or appointment to the Board of Directors: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, before nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The Nominating/Corporate Governance Committee process for identifying and evaluating individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors as well as its knowledge of members of the Bank’s local communities. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating/ Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person; and

6.	Proof that the person making the recommendation is herself, himself or itself a shareholder.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Board and Committee Meetings

During the year ended March 31, 2012, the Boards of Directors of the Company and the Bank held 35 and 12 meetings, respectively. No director attended fewer than 75% of the total meetings of the Company’s and the Bank’s respective Boards of Directors and the committees on which such director served.

Director Attendance at the Annual Meeting of Stockholders

The Board of Directors encourages directors to attend the annual meeting of stockholders. All of the Company’s directors attended the 2011 annual meeting of stockholders.

Director Compensation for the 2012 Fiscal Year

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2012 fiscal year.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation	Total

Thomas A. Miller	$61,019	$—	$—	$36,375	$—	$97,394

John H. Peto	60,994	—	—	68,179	—	129,173

Charles J. Pivirotto	61,019	—	—	100,242	1,734	162,995

Cynthia Sisco	61,319	—	—	100,341	1,734	163,394

Joseph C. Smith	51,050	—	—	113,881	—	164,931

John Stokes	61,319	—	—	13,774	—	75,093

(1)	Includes fees earned for service with Clifton Savings, Clifton Savings Bancorp and Clifton MHC.
(2)	At March 31, 2012, the aggregate number of unvested restricted stock award shares held in trust was 6,800 for each of Mr. Pivirotto and Ms. Sisco. No other director held any unvested shares of restricted stock at March 31, 2012.
(3)	The aggregate outstanding stock options at March 31, 2012 was 74,000 for each of Mr. Pivirotto and Ms. Sisco and 74,795 for each of Messrs. Miller, Peto, Smith and Stokes. At March 31, 2012, 14,800 options held by each of Mr. Pivirotto and Ms. Sisco had vested and all of the options held by Messrs. Miller, Peto, Smith and Stokes were fully vested.
(4)	Amounts represent the aggregate change in the actuarial present value of accumulated benefit under the Bank’s Directors’ Retirement Plan.

Cash Retainers and Meeting Fees for Non-Employee Directors

The following tables set forth the applicable retainers and fees that were paid to non-employee directors for their service on the Board of Directors of Clifton Savings and the Board of Directors of Clifton Savings Bancorp during fiscal 2012. Employee directors do not receive any retainers or fees for their services on the Board of Directors.

Clifton Savings:

Annual retainer	$42,500
Additional annual retainer for committee chairmen(1)	$3,900

(1)	Chairmen of the Audit/Compliance, Nominating/Corporate Governance, Compensation, Finance, Investment, and Building and Grounds Committees receive committee chairmen fees.

Clifton Savings Bancorp:

Annual retainer	$6,600
Additional annual retainer for Audit/Compliance Committee members	$5,525
Additional fee per Audit Committee meeting attended	$325

Directors’ Retirement Plan

Clifton Savings maintains the Clifton Savings Bank Directors’ Retirement Plan to provide directors with supplemental retirement income. All current directors participate in the plan and future directors may become participants upon designation as such by the Board of Directors. The plan provides benefits upon a director’s retirement, death or disability, and upon a change in control of Clifton Savings or Clifton Savings Bancorp.

Upon their retirement following the completion of three years of service and the attainment of age 68, participants receive an annual retirement benefit, payable for life, equal to a percentage of the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid) during the twelve-month period ending on the date preceding retirement. For an employee serving as Chairman of the Board of Directors, the annual retirement benefit equals a percentage of an amount that equals 137.5% of the annual fees and retainer that would have been paid if the Chairman was a non-employee director. The percentage paid as an annual benefit is determined by multiplying the participant’s years of service (up to a maximum of 10) by 10 percent. Participants may elect that any type of benefit under the plan be paid in a lump sum so long as the election complies with Section 409A of the Internal Revenue Code.

A participant who completes a minimum of three years of service, regardless of age, may receive death and disability benefits under the plan. If the participant dies prior to the start of the normal retirement benefit, the participant’s surviving spouse or other designated beneficiary receives an annual death benefit, payable over a ten-year period, equal to the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid or, for an employee director serving as Chairman, 137.5% of the amount that would have been paid) to the director during the twelve-month period ending on the last day of the month preceding the date of death. If a participant dies while receiving the annual retirement benefit under the plan, the beneficiary continues to receive the same annual benefit for ten years, minus the number of years the participant already received the annual retirement benefit. The disability benefit under the plan equals the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid or, for an employee director serving as Chairman, 137.5% of the amount that would have been paid) during the twelve-month period ending on the last day of the month immediately preceding the participant’s termination of service due to disability. If a participant dies while receiving the annual disability benefit, the beneficiary continues to receive the annual disability benefit for a period of 10 years, less the number of years the participant previously received disability benefits.

Upon the completion of one year of service, regardless of age, participants receive a benefit upon a change in control of Clifton Savings or Clifton Savings Bancorp. The annual change in control benefit, payable for the life of the participant, equals the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid or, for an employee director serving as Chairman, 137.5% of the amount that would have been paid) to the participant during the twelve-month period preceding the date of a termination of service due to a change in control. If a participant dies while receiving the annual change in control benefit, the designated beneficiary continues to receive the annual change in control benefit for a period of fifteen years, minus the number of years the participant had already received benefits under the plan. Based on current director compensation and membership, the minimum annual change in control benefits payable to all directors (including the Chairman) under the Directors’ Retirement Plan would total approximately $439,100 per year. This expense would represent approximately 5.6% of Clifton Saving Bancorp’s reported net income of $7.88 million for the year ended March 31, 2012.

The plan provides for the payment of retirement, death, disability or change in control benefits in equal monthly installments, commencing on the first business day of the month after the participant becomes entitled to a benefit, or, if a director so elects, in an actuarial equivalent lump sum. Participants may elect that any type of benefit under the plan be paid in a lump sum so long as the election complies with Section 409A of the Internal Revenue Code.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm (the “independent accountants”) is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit/Compliance Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit/Compliance Committee has met and held discussions with management, the internal auditors and the independent accountants. Management represented to the Audit/Compliance Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and that the Audit/Compliance Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit/Compliance Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AV Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the consolidated financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence. In concluding that the independent accountants are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent accountants were compatible with their independence.

The Audit/Compliance Committee discussed with the Company’s independent accountants the overall scope and plans for their audit. The Audit/Compliance Committee met with the independent registered public accountants, with and without management and the internal accountants present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit/Compliance Committee acts only in an oversight capacity. In its oversight role, the Audit/Compliance Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent accountants who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit/Compliance Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit/Compliance Committee’s considerations and discussions with management and the independent accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent accountants are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit/Compliance Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2012 for filing with the Securities and Exchange Commission. The Audit/Compliance Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company’s independent accountants.

Audit/Compliance Committee the Board of Directors of Clifton Savings Bancorp, Inc.

Charles J. Pivirotto, Chairman

Thomas A. Miller

Cynthia Sisco

John H. Peto

John Stokes

STOCK OWNERSHIP

The following table provides information as of June 22, 2012 about the persons and entities known to Clifton Savings Bancorp to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting authority.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding(1)

Clifton MHC 1433 Van Houten Avenue Clifton, New Jersey 07015	16,791,758	(2)	64.2%

(1)	Based on 26,138,815 shares of the Company’s common stock outstanding and entitled to vote as of June 22, 2012.
(2)	Acquired in the Bank’s mutual holding company reorganization, which was completed on March 3, 2004. The members of the Board of Directors of Clifton Savings Bancorp and Clifton Savings also constitute the Board of Directors of Clifton MHC.

The following table provides information as of June 22, 2012 about the shares of Clifton Savings Bancorp common stock that may be considered to be beneficially owned by each director, nominee for director, named executive officers listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting and sole investment power with respect to the number of shares shown.

Name	Number of Shares Owned(1)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding(2)
John A. Celentano, Jr.	300,793	(3)	329,000	2.38%
Walter Celuch	46,743	(4)	179,500	*
Bart D’Ambra	56,338		119,600	*
Stephen A. Hoogerhyde	53,962		119,600	*
Thomas A. Miller	10,936		74,795	*
John H. Peto	37,952	(5)	74,795	*
Christine R. Piano	59,567		119,600	*
Charles J. Pivirotto	9,630	(6)(7)	29,600	*
Cynthia Sisco	58,500	(6)	29,600	*
Joseph C. Smith	91,920	(8)	74,795	*
John Stokes	39,920		74,795	*
All directors and executive officers as a group (11 persons)	766,261		1,225,680	7.59%

*	Does not exceed 1.0% of the Company’s voting securities.
(1)	Includes shares allocated to the account of individuals under the Bank’s employee stock ownership plan with respect to which individuals have voting but not investment power as follows: Mr. Celentano—37,322 shares; Mr. Celuch—36,291 shares; Mr. D’Ambra—20,657 shares; Mr. Hoogerhyde—22,471 shares; and Ms. Piano—23,496 shares.
(2)	Based on 26,138,815 shares of the Company’s common stock outstanding and entitled to vote as of June 22, 2012, plus the number of shares that may be acquired by each individual (or group of individuals) by exercising options.
(3)	Includes 50,000 shares held by Mr. Celentano’s spouse and 22,456 shares held in trust for Mr. Celentano under the Bank’s supplemental executive retirement plan as to which he has shared voting power.
(4)	Includes 297 shares held in trust for Mr. Celuch under the Bank’s supplemental executive retirement plan as to which he has shared voting power.
(5)	Includes 2,500 shares held by Mr. Peto’s daughter.
(6)	Includes shares of unvested restricted stock held in trust as part of the Company’s 2005 Equity Incentive Plan with respect to which individuals have voting but not investment power as follows: Mr. Pivirotto—5,100 shares; and Ms. Sisco—5,100 shares.
(7)	Includes 30 shares held by Mr. Pivirotto’s son and 100 shares held in trust by Mr. Pivirotto’s spouse as custodian for their son.
(8)	Includes 2,000 shares held by Mr. Smith’s son.

ITEMS TO BE VOTED UPON BY STOCKHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors currently consists of seven members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are John H. Peto and Joseph C. Smith. Each of the nominees is currently a director of Clifton Savings Bancorp and Clifton Savings.

Unless you indicate on the proxy card that your shares should not be voted for a certain nominee, the Board of Directors intends that the proxies solicited by it will be voted for the election of both of the Board’s nominees. If either nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why either nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of Messrs. Peto and Smith.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of March 31, 2012. The indicated period of service as a director includes the period of service as a director of Clifton Savings. Based on their respective experiences, qualifications, attributes and skills set forth below, the Board of Directors has determined that each current director and nominee should serve as a director.

Nominees for Election as Directors

The nominees standing for election to serve for a three-year term are:

John H. Peto is a real estate investor and previously was the owner of The Peto Agency, a real estate and insurance broker located in Clifton, New Jersey. Age 66. Director since 1995.

Mr. Peto’s background provides the Board of Directors with critical experience in real estate matters, which are essential to the business of the Company and the Bank. In addition, Mr. Peto’s insurance background provides the Board of Directors with experience with respect to an industry that complements the financial services provided by the Bank.

Joseph C. Smith is the President of Smith-Sondy Asphalt Construction Co., a paving construction company located in Wallington, New Jersey. Age 59. Director since 1994.

Mr. Smith’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board of Directors with valuable insight regarding the local business and consumer environment. In addition, Mr. Smith offers the Board of Directors significant business experience from a setting outside of the financial services industry.

Directors Continuing in Office

The following directors have terms ending in 2013:

Charles J. Pivirotto, a certified public accountant, has been the President of Pivirotto & Foster, CPA’s PA, a certified public accounting firm, since 1997. Age 57. Director since 2007.

As a certified public accountant, Mr. Pivirotto provides the Board of Directors with valuable experience regarding accounting and financial matters.

Cynthia Sisco owns and manages an apartment complex and also manages several other residential complexes. Age 55. Director since 2007.

Ms. Sisco’s background provides the Board of Directors with critical experience in real estate matters, which are essential to the business of the Company and the Bank.

John Stokes is a retired general partner at O.I.R. Realty Co. and Brigadier Realty, both of which are real estate investment companies. Age 82. Director since 2001.

Mr. Stokes’ background provides the Board of Directors with critical experience in real estate matters, which are essential to the business of the Company and the Bank.

The following directors have terms ending in 2015:

John A. Celentano, Jr. has served as the Chairman of the Board and Chief Executive Officer of the Company since March 2004 and as Chairman of the Board of the Bank, as an employee, since 2003. Prior to April 2003, Mr. Celentano practiced law in Clifton, New Jersey, specializing in real estate matters. Age 77. Director since 1962.

Mr. Celentano’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board of Directors valuable insight regarding the business and operations of the Company and the Bank. Mr. Celentano’s knowledge of all aspects of the Company’s and the Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our Chairman and Chief Executive Officer.

Thomas A. Miller is the retired owner of The T.A. Miller & Co., Inc., a full service marketing research organization servicing the pharmaceutical industry located in Spring Lake Heights, New Jersey. Age 74. Director since 1990.

Mr. Miller’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board of Directors with valuable insight regarding the local business and consumer environment. In addition, Mr. Miller offers the Board of Directors significant business experience from a setting outside of the financial services industry.

Item 2 — Ratification of the Independent Registered Public Accounting Firm

The Audit/Compliance Committee of the Board of Directors has appointed ParenteBeard LLC to be the Company’s independent registered public accounting firm for the 2013 fiscal year, subject to ratification by stockholders. A representative of ParenteBeard LLC is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the shares represented at the annual meeting and entitled to vote, the Audit/Compliance Committee will consider other independent registered public accounting firms.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm.

Audit Fees. The following table sets forth the fees billed to the Company for the fiscal years ended March 31, 2012 and 2011 by ParenteBeard LLC.

	2012	2011
Audit fees(1)	$143,888	$137,182
Audit related fees	—	—
Tax fees(2)	13,500	12,500
All other fees(3)	4,382	63,133

(1)	Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.
(2)	Tax fees include the preparation of state and federal tax returns.
(3)	For 2012, includes human resource consulting services performed by an affiliated entity of ParenteBeard LLC. For 2011, includes audit procedures and tax opinion services with respect to the filing of a Registration Statement on Form S-1.

Policy on Audit/Compliance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit/Compliance Committee is responsible for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit/Compliance Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm to ensure that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit/Compliance Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended March 31, 2012, all services were approved, in advance, by the Audit/Compliance Committee in compliance with these procedures.

Proposal 3 — Advisory Vote on Executive Compensation

At last year’s annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the Company’s 2011 annual meeting of stockholders. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies. At our 2011 annual meeting, our stockholders overwhelmingly approved the say-on-pay proposal. We also asked our stockholders to indicate if we should hold a say-on-pay vote every one, two or three years. Consistent with the recommendation of our Board of Directors, our stockholders indicated by advisory vote their preference to hold a say-on-pay vote annually. After consideration of the 2011 voting results, and based upon its prior recommendation, our

Board of Directors elected to hold a stockholder say-on-pay vote annually. Accordingly, this year we are again providing stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” compensation tables and related narrative discussion contained in the 2012 proxy statement is hereby approved.”

As described in the “Compensation Discussion and Analysis” included in this proxy statement, we believe that our executive compensation program is designed to support the Company’s long-term success. We urge stockholders to read the “Compensation Discussion and Analysis” and the related narrative and tabular compensation disclosure included in this proxy statement. The “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program, policies and procedures, as well as the compensation of our named executive officers.

This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, our Board and the Compensation Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that stockholders vote “FOR” the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to explain our executive compensation philosophy, objectives and design, and our compensation elements for our named executive officers. Our “named executive officers” are those executives listed in the Summary Compensation Table under the Executive Compensation section of this proxy statement. The compensation provided to our “named executive officers” for the 2012 fiscal year is set forth in detail in the Summary Compensation Table and supporting tables and narrative that follow the Summary Compensation Table in this proxy statement.

Company Financial Highlights

The economy in our region remains challenging, especially with respect to home sales. However, our trademark common sense has helped us weather financial storms since we were founded in 1928. We have a long-term approach to banking and never look to make short-term gains. During the 2012 fiscal year, we continued to sustain solid earnings and we continued to pay shareholders a dividend on our common stock. We also continued to exercise sound fiscal responsibility which resulted in continued high loan quality at the end of the 2012 fiscal year.

Executive Compensation Highlights

The following actions were taken with respect to the compensation and benefits programs for our named executive officers during the 2012 fiscal year:

•

Extended the Term of the Bank Employment Agreements with Certain Named Executive Officers. The Board of Directors of the Bank renewed the Bank employment agreements for Messrs. Celentano and Celuch for an additional year in connection with each officer’s annual performance review. The term of the agreements will expire on December 31, 2014, unless otherwise extended by the Bank or terminated sooner in accordance with the terms of the agreements. Our Company employment agreements with Messrs. Celentano and Celuch continue to renew on a daily basis. See “Executive Compensation—Employment Agreements” for a detailed description of these employment agreements.

•

Extended the Term of the Bank Change in Control Agreements with Certain Named Executive Officers. The Board of Directors of the Bank renewed the change in control agreements for Ms. Piano and Messrs. Hoogerhyde and D’Ambra. The agreements were renewed for an additional year in connection with each officer’s annual performance review. The term of the agreements will expire on December 31, 2013, unless otherwise extended by the Bank or terminated sooner in accordance with the terms of the agreements See “Executive Compensation—Change in Control Agreements” for information on the agreements with our named executive officers.

•

Adjusted Base Pay for our Named Executive Officers. Consistent with our compensation philosophy of emphasizing base salary as a means of retaining our named executive officers, the Compensation Committee increased base salaries for Messrs. Celentano, Celuch, D’Ambra, Hoogerhyde and Ms. Piano effective January 1, 2012, by 3.0%, 4.6%, 4.6%, 4.4% and 4.4%, respectively. In accordance with the salary survey prepared by McLagan during the 2012 fiscal year, these salary increases align us closer to the median base pay of our peers. See “Executive Compensation—Summary Compensation Table” for the current base salaries for our named executive officers.

•

Limited Cash Bonuses. Performance-based compensation currently plays a secondary role in our overall compensation philosophy. Therefore, our named executive officers each received a cash bonus of $8,500 during the 2012 fiscal year.

•

Risk Assessment. We have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We do not maintain plans and arrangements which provide participants with the ability to directly control payouts.

Our Compensation Philosophy

Our compensation philosophy is founded upon the premise that our success depends, in large part, on the dedication, commitment and performance of the individuals we place in key operating positions to drive our business strategy. In addition, we value the management team’s faithful years of service and expertise.

Our compensation decisions for our named executive officers are based on the following principles:

•

Meeting the Demands of the Market—We strive to provide our named executive officers with competitive base salaries and retirement benefits that when viewed in connection with our overall work environment, position us as an employer of choice among institutions providing similar financial services in the markets we serve.

•

Aligning with Shareholders—We use equity compensation through our Equity Incentive Plan and Clifton Savings Bank Employee Stock Ownership Plan as a component of our compensation mix to develop a culture of ownership and to align the financial interests of our named executive officers with our shareholders.

•	Reflecting our Business Philosophy—Our approach to compensation reflects our values and the way we do business in the communities we serve.

•	Prudent Management—We do not sponsor compensation or benefit arrangements that encourage our named executive officers to take unnecessary risks that may harm our Company or its affiliates.

Elements Used to Implement Our Compensation Objectives

Our compensation program relies primarily on two elements: (1) base salary and (2) retirement benefits which include stock benefits provided under our employee stock ownership plan. We also maintain a modest short-term cash-based incentive plan, have granted equity awards to our named executive officers under our Equity Incentive Plan and provide certain perquisites. We believe that we can best satisfy the objectives of our compensation philosophy by achieving a balance among these elements that is competitive and creates appropriate incentives for our named executives. We combine the compensation elements for each executive in a manner we believe optimizes each executive’s contributions to the Company.

	Base Salary	Retirement Benefits	Short-Term Cash Based Incentive Plan	Other
Chief Executive Officer	75%	20%	2%	3%
President	79%	15%	3%	3%
Chief Operating Officer	80%	15%	5%	—
Chief Lending Officer	81%	15%	4%	—
Chief Financial Officer	81%	15%	4%	—

Base Salary. The salaries of our named executive officers are reviewed at least annually to assess our position in the marketplace and make any necessary adjustments. Decisions regarding salary adjustments take into account an executive’s current base salary, market practice, retention risk and the role/contribution of the executive to the Company and the Bank. We obtain salary information from a variety of sources, including McLagan, an independent compensation consulting firm, and surveys prepared by the American Bankers Association. We also evaluate salary levels at the time of promotion or other change in responsibilities. See “—Peer Group Analysis” for information on our peer institutions.

Short-Term Cash-Based Incentive Compensation. Our current short-term, cash-based discretionary bonus program provides all employees of the Company and its affiliates with an opportunity to earn a cash bonus depending, in part, on the financial performance of the Company and each individual’s overall job performance. See “Executive Compensation—Summary Compensation Table” for bonuses paid in the 2012 fiscal year.

Retirement Benefits. All of our named executive officers are eligible to participate in the tax-qualified retirement plans that are made available to our employees. This includes our ESOP and 401(k) Plan. Our 401(k) Plan enables our named executive officers to supplement their retirement savings with elective deferral contributions that we currently match at up to one half of 4.5%, or 2.25% of compensation deferred. Our ESOP provides participants with retirement benefits in the form of Company common stock at no cost to the participants. ESOP benefits are allocated based on each participant’s compensation as a percentage of total plan compensation. Participants vest in the benefits allocated to their ESOP accounts over five years of service with the Bank. All of our named executive officers participate in the ESOP and are fully vested in the benefits allocated to their ESOP accounts. See “Executive Compensation—Summary Compensation Table” for information on the ESOP allocations and employer matching contributions for our named executive officers.

In addition to our tax-qualified retirement plans, we also maintain a non-qualified retirement arrangement for Messrs. Celentano and Celuch, the Clifton Savings Bank Supplemental Retirement Plan. We provide supplement retirement benefits under this plan to Messrs. Celentano and Celuch in exchange for continued service with the Bank and the Company. See “Executive Compensation—Supplemental Executive Retirement Plan” for information on the supplemental retirement benefits. Mr. Celentano is also a participant in the Director Retirement Plan. See “Corporate Governance and Board Matters—Directors’ Retirement Plan” for information on Mr. Celentano’s Director Retirement Plan benefit.

We view our retirement benefit program as a means of providing financial security to our named executive officers after they have spent a substantial portion of their careers with us. The Compensation Committee reviews our retirement benefit program periodically with due consideration given to prevailing market practice, overall executive compensation philosophy and cost to the Bank.

Role of the Compensation Committee

We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Committee, which consists of five independent directors, is also responsible for the administration of our compensation programs and policies, including the administration of our short-term incentive and equity incentive programs. The Compensation Committee exercises independent discretion in the determination of executive compensation but may seek input from other members of the Board of Directors, consultants and advisors.

The Committee operates under the mandate of a formal charter that establishes a framework for the fulfillment of the Committee’s responsibilities. The Committee and the Board review the charter at least annually to ensure that it is consistent with the Committee’s expected role. Under the charter, the Committee is charged with general responsibility for the oversight and administration of our compensation program. The charter vests in the Committee principal responsibility for determining the compensation of the Chief Executive Officer based on the Committee’s evaluation of his performance. The charter also authorizes the Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities. See “Corporate Governance and Board Matters—Committees of the Board of Directors” for the members of the Compensation Committee and the number of meetings in fiscal 2012.

Role of the Compensation Consultant

The Compensation Committee utilizes a variety of sources in fulfilling its responsibilities to implement and administer our compensation and benefits program. During the 2012 fiscal year, the Compensation Committee again engaged McLagan, an Aon Hewitt Company, to provide advisory services with respect to all components of our compensation program for our named executive officers and our directors. We expect to continue to utilize the services of McLagan for the 2013 fiscal year.

Role of Management

Our Chief Executive Officer, in conjunction with our Compensation Committee, develops recommendations regarding the appropriate mix and level of compensation for our named executive officers. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Committee, as well as the peer group analysis and survey data described above. The Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the named executive officers. Our Chief Executive Officer is absent from Committee discussions relating to the determination of his compensation. Compensation for our Chief Executive Officer and other named executive officers is determined by the Compensation Committee and approved by the Board of Directors.

Peer Group Analysis

Our peer group consists of 18 financial institutions with asset sizes ranging from $688 million to $2.4 billion. All of the peer institutions are publicly traded and are located in either New Jersey or Pennsylvania. We developed our peer group in consultation with McLagan.

Bryn Mawr Bank Corporation	Bryn Mawr, Pennsylvania
Center Bancorp, Inc.	Union, New Jersey
ENB Financial Corp.	Ephrata, Pennsylvania
ESSA Bancorp, Inc.	Stroudsburg, Pennsylvania
First Keystone Corp.	Berwick, Pennsylvania
Fox Chase Bancorp, Inc.	Hatboro, Pennsylvania
Kearny Financial Corp. (MHC)	Fairfield, New Jersey
Northfield Bancorp, Inc. (MHC)	Avenel, New Jersey
Ocean Shore Holding, Co.	Ocean City, New Jersey
OceanFirst Financial Corp.	Toms River, New Jersey
Oritani Financial Corp. (MHC)	Township of Wa., New Jersey
Peapack-Gladstone Financial	Gladstone, New Jersey
Penseco Financial Services	Scranton, Pennsylvania
QNB Corp.	Quakertown, Pennsylvania
Roma Financial Corporation (MHC)	Robbinsville, New Jersey
Harleysville Savings Financial	Harleysville, Pennsylvania
TF Financial Corporation	Newtown, Pennsylvania
Univest Corp. of Pennsylvania	Souderton, Pennsylvania

Tax and Accounting Considerations

In consultation with our advisors and in collaboration with our Audit Committee, we evaluate the tax and accounting treatment of our compensation programs at the time of adoption and periodically thereafter to ensure that we understand the financial impact of each program on the Company. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in tax or accounting environment or to avoid adverse consequences.

Employment Agreements and Change in Control Agreements

We maintain employment agreements with our Chairman and Chief Executive Officer (Mr. Celentano) and our President and Secretary (Mr. Celuch). In addition to outlining the terms and conditions of employment, the employment agreements ensure the stability of management by providing the executives with financial protection in the event an executive is involuntarily terminated by the Company or the Bank for reasons other than Just Cause (as defined in the agreements). See “Executive Compensation—Employment Agreements” and “Potential Post-Termination or Change in Control Benefits Table” for a detailed discussion of the terms of the employment agreements and the benefits provided upon termination of service.

We also maintain change in control agreements with Messrs. Hoogerhyde and D’Ambra and Ms. Piano. The purpose of these agreements is to provide these named executive officers with financial protection in the event an executive is terminated in connection with a change in control. See “Executive Compensation—Change in Control Agreements” and “Potential Post-Termination or Change in Control Benefits Table” for a detailed discussion of agreements and the benefits provided upon termination of employment in connection with a change in control.

Employee Welfare Benefits

We provide all of our employees with coverage under medical, life insurance and disability plans on terms consistent with industry practice. We also maintain a Section 125 cafeteria plan which allows our employees to set aside pre-tax dollars to pay for certain benefits.

Perquisites

We provide some named executive officers with certain perquisites, including but not limited to, an automobile allowance, as deemed appropriate to their positions and responsibilities. We believe the perquisites provided to the named executives are reasonable, competitive and consistent with the Company’s overall compensation program. We also believe that these benefits further our officers’ abilities to promote our business interests in our markets and reflect competitive industry practices for similarly-situated officers employed by our peers. The perquisites provided to our named executive officers are included in the “All Other Compensation” column of the “Summary Compensation Table” under “Executive Compensation.”

Equity Compensation Program and Stock Compensation Grant and Award Practices

Historically we have used restricted stock awards and stock options (collectively referred to as “equity awards”) to focus our management team on the task of creating shareholder value over the long term. The nature and size of the equity awards were based on a number of factors, including awards made to those holding comparable positions in our peer group, applicable regulatory restrictions, the tax and accounting treatment of specific equity compensation techniques and the number of shares available for grant under the 2005 Equity Incentive Plan. All of our named executive officers have fully vested in stock awards granted under the 2005 Equity Incentive Plan. In addition, all stock option grants made to our named executive officers are fully vested and exercisable. See “Executive Compensation—Outstanding Equity Awards at March 31, 2012” for information on unexercised options for each named executive officer outstanding as of March 31, 2012.

As a general matter, the Compensation Committee’s grant making process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. The Committee’s decisions are reviewed and ratified by the full Board of Directors. Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

Under the 2005 Equity Incentive Plan, the exercise price of a stock option is equal to the closing sales price of our common stock on the Nasdaq Stock Market on the date of grant. The grant date is the date the Compensation Committee grants a stock option. The Compensation Committee made no equity grants to our named executive officers during the 2012 fiscal year.

Stock Ownership Requirements

It is our policy that members of the Board of Directors and our executive officers should be stockholders of Clifton Savings Bancorp, Inc.; however, we do not have formal stock ownership requirements for our named executive officers or members of the Board of Directors. As a practical matter, our named executive officers and directors hold meaningful interests in our stock, which they have accumulated through participation in stock compensation programs and individual purchases. See the “Stock Ownership” section of this proxy statement for information on stock ownership for our named executive officers and members of our Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company for the 2012 fiscal year and the other three most highly compensated executive officers of the Company whose total compensation for the 2012 fiscal year exceeded $100,000.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings(1)	All Other Compensation		Total

John A. Celentano, Jr. Chairman of the Board and Chief Executive Officer	2012	$383,420	$8,500	—	—	$34,445	$82,012	(2)	$508,377
	2011	$366,968	$12,685	—	—	15,854	$86,040		$481,547
	2010	$362,438	$6,000	—	—	—	$86,419		$454,857

Walter Celuch President and Secretary	2012	$234,544	$8,500	—	—	—	$54,946	(3)	$297,990
	2011	$223,611	$7,730	—	—	—	$65,202		$296,543
	2010	$213,350	$6,000	—	—	—	$62,237		$281,587

Bart D’Ambra Executive Vice President and Chief Operating Officer of the Bank	2012	$146,557	$8,500	—	—	—	$27,225	(3)	$182,282
	2011	$136,859	$7,000	—	—	—	$30,534		$174,393
	2010	$127,425	$6,000	—	—	—	$28,782		$162,207

Stephen Hoogerhyde Executive Vice President and Chief Lending Officer of the Bank	2012	$151,541	$8,500	—	—	—	$27,753	(3)	$187,794
	2011	$144,534	$7,000	—	—	—	$32,210		$183,744
	2010	$137,500	$6,000	—	—	—	$30,932		$174,432

Christine R. Piano, CPA Chief Financial Officer and Treasurer	2012	$165,573	$8,500	—	—	—	$30,361	(3)	$204,434
	2011	$155,728	$7,000	—	—	—	$34,330		$197,058
	2010	$147,800	$6,000	—	—	—	$32,824		$186,624

(1)	For Mr. Celentano, the aggregate change in the actuarial present value of accumulated benefit under the Bank’s Directors’ Retirement Plan was a decrease of $61,310 in 2010.
(2)	For 2012, all other compensation for Mr. Celentano includes a supplemental executive retirement plan contribution valued at $20,906 and an employee stock ownership plan allocation valued at $38,438. This column also includes perquisites and personal benefits for legal expenses and automobile usage for Mr. Celentano and dividends paid on unvested stock awards and matching contributions under the Bank’s 401(k) Plan.
(3)	For 2012, amounts include, but are not limited to, employee stock ownership plan allocations valued at $38,197, $23,737, $24,618 and $26,444 for Messrs. Celuch, D’Ambra and Hoogerhyde and Ms. Piano, respectively, and dividends paid on unvested stock awards and matching contributions under the Bank’s 401(k) Plan for all executive officers listed. In addition, for Mr. Celuch, amount includes supplemental executive retirement plan contributions and perquisites and personal benefits for automobile usage and travel expenses.

Employment Agreements

Clifton Savings Bancorp and Clifton Savings have entered into employment agreements with Messrs. Celentano and Celuch. Each employment agreement provides for a three-year term. The term of each of the agreements with Clifton Savings Bancorp automatically extends to a three-year term each day until one party gives the other party notice of its intent not to renew the agreement, at which time the term of the agreement becomes fixed at three years. The Board of Directors of Clifton Savings may extend the terms of the employment agreements with Clifton Savings annually. The terms of the agreements with Clifton Savings currently expire on December 31, 2014. Under their respective employment agreements, Mr. Celentano’s current base salary is $392,000 and Mr. Celuch’s current base salary is $242,500. The Boards of Directors annually review Mr. Celentano’s and Mr. Celuch’s base salaries. The employment agreements provide for, among other things, participation in stock-based benefit plans and fringe benefits applicable to Messrs. Celentano and Celuch. The agreements also provide for certain payments to Messrs. Celentano and Celuch following their termination of employment due to a change in control, their death, disability, or upon termination without just cause (as defined in each agreement). See “—Potential Payments on Termination of Employment or Change in Control” for a discussion of the benefits upon termination under each circumstance.

The Bank or the Company will pay or reimburse Messrs. Celentano and Celuch for all reasonable costs and legal fees paid or incurred by the executives in any dispute or question of interpretation relating to the employment agreement if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and the Company will indemnify Messrs. Celentano and Celuch to the fullest extent legally allowable. In addition, the agreements provide that, except in the event of a change in control, Messrs. Celentano and Celuch are subject to a one-year non-compete clause in the event their employment is terminated.

Change in Control Agreements

Clifton Savings has entered into change in control agreements with Messrs. Hoogerhyde and D’Ambra and Ms. Piano. Each change in control agreement has a two-year term, subject to renewal on an annual basis. The terms of the agreements currently expire on December 31, 2013. The change in control agreements provide each executive with a severance benefit upon termination of employment in connection with a change in control. See “—Potential Payments on Termination of Employment or Change in Control” for discussion of the benefits payable upon termination.

Supplemental Executive Retirement Plan

Clifton Savings has implemented a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to its employee stock ownership plan and the 401(k) Plan. The plan provides benefits to eligible officers (those designated by the Board of Directors of Clifton Savings) that cannot be provided under the 401(k) Plan or the employee stock ownership plan as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these Internal Revenue Code limitations. Messrs. Celentano and Celuch are the only officers currently participating in the plan. In addition to providing benefits that would otherwise be lost as a result of the Internal Revenue Code limitations on tax-qualified plans, the plan also provides a supplemental benefit upon a change of control prior to the scheduled repayment of the employee stock ownership plan loan. See “—Potential Payments on Termination of Employment or Change in Control” for further discussion of these benefits.

Outstanding Equity Awards at March 31, 2012

The following table provides information concerning unexercised options for each named executive officer outstanding as of March 31, 2012. As of March 31, 2012, none of the named executive officers had stock awards that had not vested.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date

John A. Celentano, Jr.	329,000	—	$10.24	8/31/2015

Walter Celuch	179,500	—	$10.24	8/31/2015

Bart D’Ambra	119,600	—	$10.24	8/31/2015

Stephen Hoogerhyde	119,600	—	$10.24	8/31/2015

Christine R. Piano	119,600	—	$10.24	8/31/2015

Pension Benefits for the 2012 Fiscal Year

Clifton Savings sponsors the Clifton Savings Bank Director Retirement Plan to provide retirement benefits for eligible directors. John A. Celentano, Jr., as an employee director, participates in the plan. See “Directors Compensation—Directors’ Retirement Plan.” The following table provides information with respect to the Directors’ Retirement Plan for fiscal 2012.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)

John A. Celentano, Jr.	Directors’ Retirement Plan	49	$507,495

(1)	The material assumptions used to calculate the accumulated benefit were as follows: interest rate of 5.75%; a benefit formula equal to 133% of annual Board fees and retainers immediately prior to retirement for each year of service with a maximum of 137.5% of Board fees and retainers; and a straight life form of payment.

Nonqualified Deferred Compensation for the 2012 Fiscal Year

The following table provides information with respect to each deferred compensation plan in which the named executive officers participated during fiscal 2012.

Name	Plan Name	Registrant Contributions in Last Fiscal Year(1)	Aggregate Earnings in 2011(2)	Aggregate Balance at Last Fiscal Year End(3)(4)

John A. Celentano, Jr.	Supplemental Executive Retirement Plan	$20,906	$4,943	$263,749

Walter Celuch	Supplemental Executive Retirement Plan	173	72	8,705

(1)	Registrant contributions are reported as compensation in 2012 in the Summary Compensation Table.
(2)	The amount disclosed in the earnings column represents interest earned at a rate of approximately 0.01% plus dividends of $0.24 per share. Interest and dividends earned are not reported as compensation in 2012 in the Summary Compensation Table since such earnings were not above market or preferential.
(3)	Reflects the market value as of March 31, 2012, of 22,456 and 297 shares held for the benefit of Messrs. Celentano and Celuch, respectively, and cash balances of $49,131 and $5,607, respectively, under the supplemental executive retirement plan.
(4)	The market value of the shares allocated to Messrs. Celentano and Celuch under the supplemental executive retirement plan was previously reported as compensation to Messrs. Celentano and Celuch in the “Summary Compensation Table” in the proxy statement for the year in which the allocation occurred.

Potential Payments on Termination of Employment or Change in Control

Payments Made Upon Termination for Just Cause or Upon Voluntary Resignation (Including Retirement). If we terminate the employment of either Mr. Celentano or Mr. Celuch for just cause (as defined in the executive’s employment agreement) or if either executive voluntary resigns under circumstances that would not constitute good reason (as defined in the executive’s employment agreement), including retirement, he will receive his base salary through the date of termination and retain the rights to any vested benefits, subject to the terms of the plan or arrangement under which we provide those benefits. If we terminate the employment of Messrs. D’Ambra or Hoogerhyde or Ms. Piano for any reason, including cause, or if any of them voluntarily resign from employment, they will also receive their base salary through the date of termination and retain the rights to any vested benefits, subject to the terms of the plan or arrangement under which we provide those benefits.

All benefits credited to Messrs. Celentano and Celuch under the supplemental executive retirement plan are nonforfeitable by the terms of the plan, and, therefore, we will distribute the benefits to each executive upon termination of employment for any reason. All benefits credited to Mr. Celentano under the directors’ retirement plan are nonforfeitable by the terms of the plan and, therefore, we will distribute the benefits to him upon his termination of active Board service and his agreement to provide services as a director emeritus, as requested.

All unvested equity awards (if any) under the Company’s Equity Incentive Plan will be forfeited and all vested and outstanding stock options will remain exercisable in accordance with the terms of the options agreement.

Payments Made Upon Termination Without Just Cause or Resignation for Good Reason. If we terminate the employment of either Mr. Celentano or Mr. Celuch other than for just cause, or if either executive voluntarily terminates his employment for good reason (as defined in the executive’s employment agreement), the executive (or, upon his subsequent death, his beneficiary) would receive a lump sum cash payment equal to the sum of (a) the base salary and incentive compensation that would have been paid for the remaining term of the employment agreement; (b) the value of any unvested restricted stock and stock options as of the termination date (that would not otherwise vest as a result of the termination), plus (c) the value of employee benefits that would have been provided for the remaining term of the employment agreement (based on the most recent level of contribution, accrual or other participation by or on behalf of the executive). We would also provide continued life, medical, health, disability and dental insurance coverage for the remaining term of the employment agreement. Under the employment agreements, each executive must adhere to a one-year, non-competition restriction if we terminate his employment other than for just cause or if the executive terminates employment for good reason.

Other than in connection with a change in control, if we terminate the employment of Messrs. D’Ambra or Hoogerhyde or Ms. Piano for any reason, including other than for just cause, or if any of them voluntarily resign from employment for any reason, they will receive their base salary through the date of termination and retain the rights to any unvested benefits, subject to the terms of the plan or arrangement under which we provide those benefits.

All benefits credited to Messrs. Celentano and Celuch under the supplemental executive retirement plan are nonforfeitable by the terms of the plan and, therefore, we will distribute the benefits to each executive upon termination of employment for any reason. All benefits credited to Mr. Celentano under the directors’ retirement plan are nonforfeitable by the terms of the plan and, therefore, we will distribute the benefits to him upon his termination of active Board service and his agreement to provide services as a director emeritus, as requested.

The executives forfeit all unvested stock awards and unvested stock options granted under the 2005 Equity Incentive Plan in the event we terminate their employment without just cause or if they terminate their employment or service for good reason. An executive has three months following his or her termination of employment or service to exercise all vested stock options.

Payments Made Upon Disability. Under Mr. Celentano’s and Mr. Celuch’s employment agreements, if the executives become disabled, we will provide them with a monthly disability benefit equal to 100% of the executive’s monthly base salary through the 180th day following the executive’s termination due to disability, and 60% of the executive’s base salary from the 181st day after termination through the earlier of the executive’s death or attainment of age 70. In addition, during any period of disability, the executive and his dependents will receive continued benefit plan coverage under employer benefit plans. Mr. Celentano will not receive a disability payment under his employment agreement, as he has attained age 70.

Mr. Celentano, Mr. Celuch, Mr. D’Ambra, Mr. Hoogerhyde and Ms. Piano participate in the Bank-sponsored disability plan and are entitled to benefits based on age and compensation.

Upon termination due to disability, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the original expiration date of the stock options. Restricted stock awards granted to these executive’s under the plan also fully vest upon termination due to disability.

All benefits credited to Messrs. Celentano and Celuch under the supplemental executive retirement plan are nonforfeitable by the terms of the plan, and, therefore, we will distribute the benefits to each executive upon termination of employment for any reason. All benefits credited to Mr. Celentano under the directors’ retirement plan are nonforfeitable by the terms of the plan and, therefore, we will distribute the benefits to him upon his termination of active Board service and his agreement to provide services as a director emeritus, as requested.

Payments Made Upon Death. Under Mr. Celentano’s and Mr. Celuch’s employment agreements, upon the executive’s death, we will pay the executive’s estate any accrued but unpaid salary or bonus payments through the date of death. In addition, for a period of six months after the executive’s death, we will continue to provide his dependents medical insurance benefits existing on the date of his death and shall pay the executive’s beneficiary all salary compensation that would otherwise be payable to him under the employment agreement.

All benefits credited to Messrs. Celentano and Celuch under the supplemental executive retirement plan are nonforfeitable by the terms of the plan, and, therefore, we will distribute the benefits to each executive upon termination of employment for any reason. All benefits credited to Mr. Celentano under the directors’ retirement plan are nonforfeitable by the terms of the plan and, therefore, we will distribute the benefits to his beneficiary following his death.

Upon an executive’s death, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date the executive dies or the original expiration of the stock options. Restricted stock awards granted to the executives under plan also fully vest upon an executive’s death.

See also the discussion above in “Corporate Governance and Board Matters—Directors’ Retirement Plan” for a discussion of payments made upon Mr. Celentano’s death under the directors’ retirement plan.

Payments Made Upon Termination Following a Change in Control. If we, or our successors, terminate the employment of either Mr. Celentano or Mr. Celuch in connection with or following a change in control, or if either executive terminates employment for good reason in connection with or following a change in control, then, pursuant to the terms of their employment agreements, we will pay the executive a severance benefit equal to three times the sum of (a) his average base salary for the five years preceding the change in control, (b) the average incentive or bonus compensation paid for the five years preceding the change in control, (c) the average income realized on the vesting of stock awards for the five years preceding the change in control, (d) the average of the contributions made on his behalf to the 401(k) or employee stock ownership plans and supplemental plans for the five years preceding the change in control, and (e) the average of any other taxable income for the five years preceding the change in control (excluding income realized with respect to stock options and income related to the distribution of benefits under any retirement plan). We will also provide the executives and their dependents continued health, medical, dental, life and disability insurance for three years following termination of employment.

If we, or our successors, terminate the employment of Messrs. D’Ambra or Hoogerhyde or Ms. Piano in connection with or following a change in control, or if any of the executives terminate employment for good reason in connection with or following a change in control, then, pursuant to the terms of their change in control agreements, we will pay the executive a severance benefit equal to two times the executive’s average annual taxable income for the five most recent taxable years (excluding income attributable to the exercise or disqualifying disposition of stock options and benefits distributed under employee benefit plans), plus the sum of the average value of the deferrals, allocations or contributions made by or on behalf of the officer under the 401(k) and employee stock ownership plans over the five most recently completed calendar years preceding termination of employment. We will also continue life, medical, health, dental and disability insurance coverage for the executive and any dependents through the earliest of the executive’s employment with another employer, death or the expiration of 24 months following termination of employment.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. An individual’s base amount is generally equal to an average of the individual’s taxable compensation for the five taxable years preceding the year a change in control occurs. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and we may not deduct that excess amount for federal tax purposes. The employment agreements and the change in control agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

Under the terms of our employee stock ownership plan, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of Company common stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of Company common stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under our employee stock ownership plan are not categorized as parachute payments and, therefore, do not count towards each executive’s limitation under Section 280G.

Under the terms of the supplemental executive retirement plan, Mr. Celentano and Mr. Celuch will receive a cash payment in the event of a change in control equal to the benefit the executives would have received under the employee stock ownership plan had the executives remained employed throughout the term of the loan, less the benefits actually provided under the employee stock ownership plan on each executive’s behalf. In addition, all benefits credited to Messrs. Celentano and Celuch under the supplemental executive retirement plan are nonforfeitable under the plan and, therefore, will be distributed to each executive upon termination of employment for any reason. Upon a change in control, Mr. Celentano will also receive the benefits set forth in the directors’ retirement plan. See “Corporate Governance and Board Matters—Directors’ Retirement Plan.”

In the event of a change in control of the Company or the Bank, all unvested stock options granted pursuant to our 2005 Equity Incentive Plan will automatically vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to the executives under the plan also fully vest upon a change in control. The value of the accelerated options and restricted stock grants count towards the executives’ limitations under Section 280G.

Potential Post-Termination or Change in Control Benefits Tables. The amount of compensation payable to each named executive officer upon termination for just cause or upon voluntary resignation, termination without just cause or resignation for good reason, change in control with termination of employment and disability is shown below. The amounts shown assume that such termination was effective as of March 31, 2012, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts do not include the executive’s account balances in tax-qualified retirement plans or executive account balances in the supplemental income agreements to which each executive has a non-forfeitable interest.

The following table provides the amount of compensation payable to Mr. Celentano for each of situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause or Voluntary Resignation (Including Retirement)		Termination Without Just Cause or Resignation with Good Reason		Disability		Death		Change in Control With Termination of Employment

Base salary	$—		$1,176,500		193,315	(5)	196,000	(7)	1,597,653	(1)
Bonuses	—		25,500		—		4,250	(8)	—
Income attributable to grant or exercise of stock options	—		—		—		—		—
401(k) matching contribution and ESOP benefit	—		164,925		—		—		164,925
Health and welfare benefits and fringe benefits	—		58,766		7,771	(6)	7,771	(6)	73,626	(9)
Payment under SERP(2)	284,655		284,655		284,655		284,655		701,841	(3)
Payment under directors’ retirement plan	650,640	(10)	650,640	(4)	650,640	(10)	650,640	(10)	650,640	(10)

Total payment	$935,295		$2,360,986		$1,136,381		$1,143,316		$3,188,685	(11)

(1)	Equals three times Mr. Celentano’s average taxable income over the five years preceding the change in control.
(2)	Value of accrued benefit at the time Mr. Celentano terminated service with the Company. This payment will be distributed at the same time and in the same manner as Mr. Celentano’s ESOP benefit.
(3)	Includes Mr. Celentano’s annual make up benefit and a one time change in control benefit.
(4)	Assumes Mr. Celentano will not serve as a director emeritus upon the occurrence of these events and therefore will receive no benefit under the Directors’ Retirement Plan. However, Mr. Celentano is currently eligible to retire and receive a retirement benefit under the plan.
(5)	Equals 100% of Mr. Celentano’s base salary for 180 days.
(6)	Equals six months of benefit coverage (medical, life and retirement plans) for Mr. Celentano and his dependents under the same terms as if he was actively employed by the Bank and Mr. Celentano terminates employment due to a disability. Equals six months benefit coverage for Mr. Celentano’s dependents if Mr. Celentano dies while actively employed by the Company.
(7)	Equals the value of Mr. Celentano’s base salary for six months.
(8)	Equals Mr. Celentano’s accrued bonus as of his termination of service from the Company based on the bonus paid in 2012.
(9)	Includes the value of coverage under the Company’s life, medical, health and disability insurance programs for a period of 36 months, as well as the value of Mr. Celentano’s automobile usage for the same time period.
(10)	Represents the present value of the stream of payments that would be made under the directors’ retirement plan in the event that Mr. Celentano retires and agrees to provide services as a director emeritus, as requested.
(11)	The amounts shown above do not reflect the fact that if, in the event payments to the executive in connection with a change in control or otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code of 1986, such payments may be reduced to the extent necessary so that the excise tax does not apply.

The following table provides the amount of compensation payable to Mr. Celuch for each of situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause or Voluntary Resignation (Including Retirement)	Termination Without Just Cause or Resignation with Good Reason	Disability		Death		Change in Control With Termination of Employment

Base salary	$—	$727,500	$1,018,500	(2)	$121,250	(7)	$911,405	(5)
Bonuses	—	25,500	—		4,250	(8)	—
Income attributable to grant or exercise of stock options	—	—	—		—		—
401(k) matching contribution and ESOP benefit	—	164,205	—		—		164,205
Health and welfare benefits and fringe benefits	—	68,529	117,705	(3)	8,408	(4)	77,445	(9)
Payment under SERP(1)	8,705	8,705	8,705		8,705		336,107	(6)

Total payment	$8,705	$994,439	$1,194,410		$142,613		$1,489,162	(10)

(1)	Value of accrued benefit at the time Mr. Celuch terminated service with the Company. This payment will be distributed at the same time and in the same manner as Mr. Celuch’s ESOP benefit.
(2)	Equals 100% of Mr. Celuch’s base salary for 180 days, plus 60% of his base salary until age 70 (assumes he does not die before 70 years of age).
(3)	Assumes seven years of health coverage for Mr. Celuch and his dependents under the same terms as if he was actively employed by the Bank.
(4)	Equals six months medical coverage for Mr. Celuch’s dependents.
(5)	Equals three times Mr. Celuch’s average taxable income over the five years preceding the change in control.
(6)	Includes Mr. Celuch’s annual make up benefit and a one time change in control benefit.
(7)	Equals the value of Mr. Celuch’s base salary for six months.
(8)	Equals Mr. Celuch’s accrued bonus as of his termination of service from the Company based on the bonus paid in 2012.
(9)	Includes the value of coverage under the Company’s life, medical, health and disability insurance programs for a period of 36 months, as well as the value of Mr. Celuch’s automobile usage for the same time period.
(10)	The amounts shown above do not reflect the fact that if, in the event payments to the executive in connection with a change in control or otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code of 1986, such payments may be reduced to the extent necessary so that the excise tax does not apply.

The following table provides the amount of compensation payable to Mr. D’Ambra, Mr. Hoogerhyde and Ms. Piano for each of situations listed below.

	Payments Due Upon Change in Control Followed by a Termination of Employment
Payment and Benefit	Mr. D’Ambra	Mr. Hoogerhyde	Ms. Piano

Average Annual Compensation(1)	$353,995	$364,185	$401,886
401(k) matching contribution and ESOP benefit	78,834	93,767	81,449
Health and welfare benefits	15,158	15,224	15,406

Total severance payment	$447,987	$473,176	$498,741	(2)

(1)	Average Annual Compensation is defined as an executive’s average annual taxable income for the five (5) years preceding the change in control.
(2)	The amounts shown above do not reflect the fact that if, in the event payments to the executive in connection with a change in control or otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code of 1986, such payments may be reduced to the extent necessary so that the excise tax does not apply.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

The Compensation Committee of Clifton Savings Bancorp, Inc.

Thomas A. Miller, Chairman

Cynthia Sisco

John H. Peto

Charles J. Pivirotto

John Stokes

OTHER INFORMATION RELATING TO

DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Clifton Savings Bancorp common stock during the year ended March 31, 2012, except for Thomas A. Miller, who filed one late Form 4 with respect to three sale transactions.

Policies and Procedures Governing Related Persons Transactions

We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit/Compliance Committee. In determining whether to approve or ratify a related person transaction, the Audit/Compliance Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit/Compliance Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit/Compliance Committee, participate in some or all of the discussion.

Transactions with Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place. The outstanding loans made by the Bank to our directors and executive officers and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

The Company maintains a comprehensive written policy for the review, approval or ratification of certain transactions with related persons. In accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than March 1, 2013. If next year’s annual meeting is held on a date more than 30 calendar days from August 9, 2013, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 days before the date of the annual meeting; provided that if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit/Compliance Committee, Charles J. Pivirotto, at (973) 473-2200. Other communications to the Board of Directors may be made to the Chairman of the Nominating/Corporate Governance Committee, John Stokes, at (973) 473-2200. Communications to individual directors may be made to such director at (973) 473-2200.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy materials to the beneficial owners of Clifton Savings Bancorp common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

A copy of the Company’s Annual Report on Form 10-K, without exhibits, for the year ended March 31, 2012 as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were stockholders as of the close of business on June 22, 2012 upon written request to Bart D’Ambra, Clifton Savings Bancorp, Inc., 1433 Van Houten Avenue, Clifton, New Jersey 07015.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote via the Internet, by telephone or by completing and mailing a proxy card promptly.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Walter Celuch Walter Celuch
President and Corporate Secretary

PLEASE MARK VOTES

AS IN THIS EXAMPLE

REVOCABLE PROXY

CLIFTON SAVINGS BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS AUGUST 9, 2012, 9:00 A.M., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John Stokes, Charles Pivirotto and Cynthia Sisco, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on August 9, 2012, at 9:00 a.m., local time, at the Valley Regency, 1129 Valley Road, Clifton, New Jersey with all of the powers the undersigned would possess if personally present at such meeting, as indicated on this proxy:

For

Withhold

For All Except

1. The election as directors of all nominees listed (except as marked to the contrary below).

John H. Peto and Joseph C. Smith

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. The ratification of the appointment of ParenteBeard LLC as independent registered public accounting firm of Clifton Savings Bancorp, Inc. for the year ending March 31, 2013.

For Against Abstain

3. The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

For Against Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH IN (2) AND (3) ABOVE.

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the nominees and proposals listed. If any other business is presented at the annual meeting this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Internet Availability of Proxy Materials that includes instructions on how to electronically access the Company’s Proxy Statement dated June 29, 2012 and 2012 Annual Report to Stockholders.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Detach above card, sign, date and mail in postage paid envelope provided.

CLIFTON SAVINGS BANCORP, INC.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Proxy Statement and Annual Report to

Stockholders are available at http://www.cfpproxy.com/5582.

5582

REVOCABLE PROXY

CLIFTON SAVINGS BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS August 9, 2012 9:00 a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John Stokes, Charles Pivirotto and Cynthia Sisco, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on August 9, 2012, at 9:00 a.m., local time, at the Valley Regency, 1129 Valley Road, Clifton, New Jersey with all of the powers the undersigned would possess if personally present at such meeting, as indicated on this proxy:

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the nominees and proposals listed. If any other business is presented at the annual meeting this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

CLIFTON SAVINGS BANCORP, INC. – ANNUAL MEETING, AUGUST 9, 2012

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at: http://www.cfpproxy.com/5582

You can vote in one of three ways:

1. Call toll free 1-877-806-9610 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at http://www.rtcoproxy.com/csbk and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

5582

ReVOCABLe PROXY PLeAse MARK VOTes CLIFTON sAVINGs BANCORP, INC. Annual Meeting of Stockholders As IN THIs eXAMPLe AUGUST 9, 2012 With- For All For hold Except For Against Abstain 2. The ratification of the appointment of ParenteBeard LLC as 1. The election as directors of all nominees listed (except independent registered public accounting firm of Clifton as marked to the contrary below). Savings Bancorp, Inc. for the year ending March 31, 2013. (01) John H. Peto and (02) Joseph C. Smith For Against Abstain 3. The approval of an advisory vote on the compensation of the INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” Company’s named executive officers as disclosed in the and write that nominee(s’) name(s) or number(s) in the space provided below. Company’s proxy statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH IN (2) AND (3) ABOVE. The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Internet Availability of Proxy Materials that includes instructions on how to electronically access the Company’s Proxy Statement dated June 29, 2012 and 2012 Annual Report to Stockholders. Mark here if you plan to attend the meeting Mark here for address change and note change Please be sure to date and sign Date this proxy card in the box below. Sign above Co-holder (if any) sign above Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL PROXY VOTING INSTRUCTIONS Stockholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., August 9, 2012. It is not necessary to return this proxy if you vote by telephone or internet. Vote by Internet Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to anytime prior to 3 a.m., August 9, 2012 go to 3 a.m., August 9, 2012: http://www.rtcoproxy.com/csbk 1-877-806-9610 Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted. ON-LINe ANNUAL MeeTING MATeRIALs: http://www.cfpproxy.com/5582 Your vote is important!

CLIFTON

SAVINGS

BANCORP, INC.

1433 Van Houten Ave • PO Box 2149 • Clifton, New Jersey 07015-2149 • 973-473-2200 • Fax: 973-473-0451 • www.cliftonsavings.com

Dear 401(k) Plan Participant:

On behalf of the Board of Directors, I am forwarding to you the attached BLUE vote authorization card for the purpose of conveying your voting instructions with respect to the shares of Clifton Savings Bancorp, Inc. (the “Company”) common stock you have credited to your account in the Clifton Savings Bank 401(k) Savings Plan (the “401(k) Plan”) to Pentegra Trust Company, the 401(k) Plan Trustee. You are being asked to provide voting instructions to the 401(k) Plan Trustee on the proposals presented at the Annual Meeting of Stockholders of the Company to be held on August 9, 2012. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Stockholders and a Clifton Savings Bancorp, Inc. Annual Report to Stockholders.

As a participant in the 401(k) Plan, you are entitled to direct the 401(k) Plan Trustee how to vote the shares of Company common stock credited to your account as of June 22, 2012, the record date for the Annual Meeting. To direct the 401(k) Plan Trustee how to vote the shares credited to your account, please complete and sign the enclosed BLUE vote authorization card and return it in the enclosed, postage-paid envelope no later than August 2, 2012. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Clifton Savings Bank.

Sincerely,

Walter Celuch

Walter Celuch

President and Corporate Secretary

VOTE AUTHORIZATION CARD

I understand that Pentegra Trust Company (the “Trustee”) is the holder of record and custodian of all shares of Clifton Savings Bancorp, Inc. (the “Company”) common stock credited to me under the Clifton Savings Bank 401(k) Savings Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on August 9, 2012.

You are to vote my shares as follows:

1. The election as directors of all nominees listed (except as marked to the contrary below).

John H. Peto and Joseph C. Smith

FOR VOTE WITHHELD FOR ALL EXCEPT

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2. The ratification of the appointment of ParenteBeard LLC as independent registered public accounting firm of Clifton Savings Bancorp, Inc. for the year ending March 31, 2012.

FOR AGAINST ABSTAIN

3. The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

FOR AGAINST ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH IN (2) AND (3) ABOVE.

The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date Signature

Please date, sign and return this card in the enclosed postage-paid envelope no later than August 2, 2012.

CLIFTON

SAVINGS

BANCORP, INC.

1433 Van Houten Ave • PO Box 2149 • Clifton, New Jersey 07015-2149 • 973-473-2200 • Fax: 973-473-0451 • www.cliftonsavings.com

Dear ESOP Participant:

On behalf of the Board of Directors, I am forwarding to you the attached YELLOW vote authorization card for the purpose of conveying your voting instructions with respect to the shares of Clifton Savings Bancorp, Inc. (the “Company”) common stock you have allocated to your account to Pentegra Trust Company, our ESOP Trustee. You are being asked to provide voting instructions to the ESOP Trustee on the proposals presented at the Annual Meeting of Stockholders of Clifton the Company to be held on August 9, 2012. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Stockholders and a Clifton Savings Bancorp, Inc. Annual Report to Stockholders.

As an ESOP participant, you are entitled to instruct the ESOP Trustee how to vote the shares of Company in common stock allocated to your ESOP account as of June 22, 2012, the record date for the Annual Meeting.

The ESOP Trustee will vote all allocated shares of Company common stock as directed by participants. The ESOP Trustee will vote unallocated shares of Common Stock held in the ESOP Trust and the shares for which timely instructions are not received in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants, subject to its fiduciary duties.

To direct the ESOP Trustee how to vote the shares of common stock allocated to your ESOP account, please complete and sign the enclosed YELLOW vote authorization card and return it in the enclosed, postage-paid envelope no later than Thursday, August 2, 2012. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Clifton Savings Bank.

Sincerely,

Walter Celuch

Walter Celuch

President and Corporate Secretary

VOTE AUTHORIZATION CARD

I understand that Pentegra Trust Company (the “ESOP Trustee”), is the holder of record and custodian of all shares of Clifton Savings Bancorp, Inc. (the “Company”) common stock under the Clifton Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on August 9, 2012.

You are to vote my shares as follows:

1. The election as directors of all nominees listed (except as marked to the contrary below).

John H. Peto and Joseph C. Smith

FOR VOTE WITHHELD FOR ALL EXCEPT

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2. The ratification of the appointment of ParenteBeard LLC as independent registered public accounting firm of Clifton Savings Bancorp, Inc. for the year ending March 31, 2012.

FOR AGAINST ABSTAIN

3. The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

FOR AGAINST ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH IN (2) AND (3) ABOVE.

The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date Signature

Please date, sign and return this card in the enclosed postage-paid envelope no later than August 2, 2012.